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                               SERVICE AGREEMENT
                (Storage Gas Service under Rate Schedule SGS-1)


     THIS AGREEMENT, made and entered into this 12th day of January, 1994, by and between NORTHWEST PIPELINE CORPORATION, a Delaware corporation, hereinafter called "Transporter", and CASCADE NATURAL GAS CORPORATION, hereinafter called "Shipper".

     In consideration of the mutual covenants and agreements as herein set forth, the parties hereto agree as follows:


                  ARTICLE I - GAS TO BE STORED AND DELIVERED

     Subject to the terms, conditions, and limitations hereof and of the applicable Rate Schedule SGS-1, Transporter agrees to inject, store, and withdraw for Shipper, and Shipper agrees to receive for Transportation from Transporter, up to the following quantities of natural gas:

          Up to a Storage Demand Volume of 15,000 MMBtus,
          Up to a Storage Capacity of 480,000 MMBtus,
          Up to a Best Efforts Volume of 5,533 MMBtus.

     Shipper owns an undivided interest in the Jackson Prairie Storage Project (or has acquired an assigned interest from another Owner), and for the purpose of this Agreement and of Rate Schedule SGS-1, Shipper's Owned or Assigned Storage Demand Volume shall be 15,000 MMBtus, and Shipper's Owned or Assigned Storage Capacity shall be 480,000 MMBtus.


                         ARTICLE II - DELIVERY OF GAS

     Delivery of natural gas by Transporter to Shipper shall be at or near the points where gas is withdrawn from the Jackson Prairie storage facility. Shipper shall arrange for redelivery transportation to mainline delivery points under Transporter's transportation rate schedules.


                    ARTICLE III - APPLICABLE RATE SCHEDULE

     Shipper agrees to pay Transporter for all natural gas service rendered under the terms of this Agreement in accordance with Transporter's Rate Schedule SGS-1 as filed with the Federal Energy Regulatory Commission ("FERC"), and as such rate schedule may be amended or superseded from time to time. This Agreement shall be subject to the provisions of such rate schedule and the General Terms and Conditions applicable thereto on file with the FERC and effective from time to time, which by this reference is incorporated herein and made a part hereof.

                        ARTICLE IV - TERM OF AGREEMENT

     This Agreement shall become effective on the date so designated by the FERC and shall continue in effect for a period continuing through April 30, 1995.



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                 ARTICLE V - CANCELLATION OF PRIOR AGREEMENTS

     When this Agreement takes effect, it supersedes, cancels and terminates the following agreements:

     Service Agreement (Storage gas Service) dated October 1, 1992, between NORTHWEST PIPELINE CORPORATION, "Transporter", and CASCADE NATURAL GAS CORPORATION, "Sipper".


                      ARTICLE VI - SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

                                   "TRANSPORTER"
                                   NORTHWEST PIPELINE CORPORATION

                                   By:   /s/ Joe H. Fields
                                             Joe H. Fields
                                           Attorney-In-Fact

ATTEST:                            "SHIPPER"
                                   CASCADE NATURAL GAS CORPORATION

By:                                By:   /s/ King Oberg
                                             King Oberg
                                        Vice President, Gas Supply



























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